Exhibit 99.1

Amendment to the Amended and Restated Bylaws of iPCS, Inc.

(adopted as of December 31, 2007)

1.             Section 33 is amended to read in its entirety as follows:

SECTION 33.  SHARE CERTIFICATES/UNCERTIFICATED SHARES.  The shares of stock of the corporation shall be represented by certificates, or by uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If shares are represented by certificates (if any), such certificates shall be in the form as is determined by the Board of Directors, subject to applicable law. Each such certificate shall be numbered and its issuance recorded in the books of the corporation, and such certificate shall exhibit the holder’s name and the number of shares and will be signed by, or in the name of, the corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

2.             Section 35(a) is amended to read in its entirety as follows:

SECTION 35.  TRANSFERS.

(a)           Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and (i) with respect to stock represented by a certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares and (ii) with respect to uncertificated shares, upon receipt of proper transfer instructions from the record holder thereof.